UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

GENERAL STEEL HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee previously paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(4)	Date Filed:

INFORMATION STATEMENT

OF

GENERAL STEEL HOLDINGS, INC.

Room 803, Tower 1, Building B, Wangjing SOHO

Chaoyang District, Beijing, China 100102

Notice of Shareholder Action by Written Consent

●, 2019

To the Shareholders of General Steel Holdings, Inc.:

We are furnishing this Information Statement to the shareholders of General Steel Holdings, Inc., a Nevada corporation (the “Company”), under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nevada law. This Information Statement advises the Company’s shareholders of actions taken and approved on July 31, 2019, by unanimous written consent of the Company’s Board of Directors and the subsequent adoption of such actions by the holder of Common Stock and Series A Preferred Stock of the Company on July 31, 2019 (the “Stockholder Consent”), representing in the aggregate, 80.45% of the combined voting power of the Common Stock and Series A Preferred Stock outstanding on such date (the “Majority Shareholder”), to transfer all of the issued and outstanding capital stock of General Steel Investment Co., Ltd. (“GSI BVI”),  a wholly owned subsidiary of the Company to Tianjin Shuangsi Trading Co. Limited (the “Transaction”).

SHAREHOLDERS ARE NOT BEING ASKED FOR PROXIES TO VOTE THEIR SHARES WITH RESPECT TO THE TRANSACTION. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION STATEMENT AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE TRANSACTION.

The Transaction will not be consummated until at least 20 days after the date of the mailing of this Information Statement to the Company’s shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement contains a description of the Transaction. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly available documents filed with the Securities and Exchange Commission.

By Order of the Board of Directors,

/s/ Baoning Shi
Baoning Shi
Chief Executive Officer and Chairman of the Board
August ●, 2019 Beijing, China

GENERAL STEEL HOLDINGS, INC.

Room 803, Tower 1, Building B, Wangjing SOHO

Chaoyang District, Beijing, China 100102

NOTICE OF ADOPTION AND APPROVAL OF TRANSACTION
BY WRITTEN CONSENT OF SHAREHOLDERS

●, 2019

To the Shareholders of General Steel Holdings, Inc.:

NOTICE IS HEREBY GIVEN, pursuant to Nevada Revised Statutes (“NRS”) 78.320 that, on July 31, 2019, the holder of 80.45% of the combined voting power of the Common Stock and Series A Preferred Stock of General Steel Holdings, Inc., a Nevada corporation (“we,” “us” or the “Company”), acting by written consent without a meeting of shareholders, authorized, adopted and approved to transfer all of the issued and outstanding capital stock of General Steel Investment Co., Ltd.,  a wholly owned subsidiary of the Company to Tianjin Shuangsi Trading Co. Limited (the “Transaction”).

As permitted by Nevada law, no meeting of the shareholders of the Company is being held to vote on the approval of the Transaction. The Transaction is described in detail in the enclosed Information Statement.

By Order of the Board of Directors,

/s/Baoning Shi
Baoning Shi
Chief Executive Officer and Chairman of the Board

General Steel Holdings, Inc.
INFORMATION STATEMENT

Introduction

This Information Statement is being furnished to the shareholders of General Steel Holdings, Inc., a Nevada corporation (the “Company”), in connection with the prior approval of our Board of Directors of, and receipt of approval by written consent of the holder of the majority of the combined voting power of the Common Stock and Series A Preferred Stock of the Company for the transfer of all issued and outstanding capital stock of General Steel Investment Co., Ltd. (“GSI BVI”),  a wholly owned subsidiary of the Company to Tianjin Shuangsi Trading Co. Limited (the “Transaction”). On July 31, 2019, Company entered into a Share Transfer Agreement (the “Agreement”) with Tianjin Shuangsi Trading Co. Limited, a company incorporated in China (“Tianjin Shuangsi” or “Buyer”).  The Buyer is controlled by Zuosheng Yu, who was the Chairman and Chief Executive Officer of the Company until July 8, 2019. Pursuant to the terms of the Agreement, the Company will sell all of the issued and outstanding shares of GSI BVI to the Buyer for a total of $300,000 (“Purchase Price”), which value is primarily derived from GSI BVI’s direct wholly-owned operating subsidiary Tongyong Shengyuan (Tianjin) Technology Development Co., Ltd. (“Tongyong”) and Tongyong’s 32% owned subsidiary Tianwu Tongyong (Tianjin) International Trade Co., Ltd. (“Tianwu”). The $300,000 purchase price will be paid by cancellation of the payables owed by the Company to the Buyer, including its principal amount and interest accrued. The net equity value was based upon the preliminary evaluation of GSI BVI and its subsidiaries by Beijing Lixin Donghua Assets Evaluation Co., Ltd. (“Beijing Lixin”). If the final evaluation amount of GSI BVI and its subsidiaries by Beijing Lixin is no more than 10% higher or lower than the Purchase Price, the parties agree there will be no change to the Purchase Price. If the final evaluation amount of GSI BVI and its subsidiaries by Beijing Lixin is more than 10% higher or lower than the Purchase Price, the parties agree to renegotiate the purchase price based on the final evaluation amount. If no agreement can be reached through negotiation, the parties agree to engage a new evaluation firm to reevaluate the value of GSI BVI and its subsidiaries and use the new evaluation result as the final purchase price of all the issued and outstanding capital stock of GSI BVI. The Company has the right to appoint the new third party evaluation firm. The closing of the Transaction is subject to the approval by the shareholders of both parties. A copy of Share Transfer Agreement was filed as Exhibit 99.1 to the Company’s current report on Form 8-K with United States Securities and Exchange Commission (the “SEC”) on August 6, 2019.

The Board of Directors believes that the approval of the Transaction is in the best interest of the Company and its shareholders and will allow the Company to better focus on its new business line and reduce its accounts payable. Accordingly, on July 31, 2019, the Board approved the Transaction, and recommended that the Transaction be presented to the shareholder holding a majority of the combined voting power of the Common Stock and Series A Preferred Stock of the Company.

As of July 31, 2019, there were 46,013,956 shares of Common Stock of the Company issued and outstanding and 3,092,899 shares of Series A Preferred Stock of the Company issued and outstanding. Each holder of Common Stock is entitled to one vote for each share held by such holder and the Series A Preferred Stock have voting power equal to 30% of the combined voting power of our Common Stock and Preferred Stock.

The stockholder holding in the aggregate 23,213,751 shares of Common Stock and 3,092,899 shares of Series A Preferred Stock, collectively representing 80.45% of the combined voting power of our Common Stock and Preferred Stock outstanding on such date, approved the Transaction. (the “Consent Action”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED AND NO MEETING OF SHAREHOLDERS WILL BE HELD TO CONSIDER THE NAME CHANGE.

The Transaction will not be consummated until at least 20 calendar days following the date of mailing of this Information Statement to our shareholders.

This Information Statement is furnished for the purposes of informing shareholders of the Consent Action prior to the consummation of the Transaction in the manner required under the Securities Exchange Act of 1934, as amended, and under Nevada Law. This Information Statement is first being mailed on or about ●, 2019 to holders of record of Common Stock as of the close of business on July 31, 2019 (the “Record Date”).

Voting Securities and Principal Holders Thereof

As of July 31, 2019, there were 46,013,956 shares of Common Stock of the Company issued and outstanding and 3,092,899 shares of Series A Preferred Stock of the Company issued and outstanding.

The following table sets forth, as of July 31, 2019, certain information with respect to the beneficial ownership of the Company’s voting securities by (i) any person (including any “group” as set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) known by us to be the beneficial owner of more than five percent (5%) of any class of our voting securities, (ii) each director, (iii) each of the named executive officers, and (iv) all of our directors and executive officers as a group. Shares which the person or group has the right to acquire within 60 days of July 31, 2019, are deemed to be outstanding in calculating the percentage ownership of the person or group, but are not deemed to be outstanding as to any other person or group.

Unless otherwise indicated in the footnotes, the principal address of each of the shareholders, named executive officers, and directors below is c/o General Steel Holdings, Inc., Room 803, Tower 1, Building B, Wangjing SOHO, Chaoyang District, Beijing, China 100102

	Amount of Shares Beneficially Owned
Name and Address of Beneficial Owner	Common Stock	Series A Preferred Stock	Percent of Voting Power
Baoning Shi (1) Chief Executive Officer and Chairman of the Board of Directors	23,213,751	3,092,899	80.45%

Zhiguang Liu Chief Financial Officer and Director	1,300,000	—	2.83%

Wei Liu Director	—	—	—

All Directors and Officers (3 people)	24,513,751	3,092,899	83.28%

5% Owners

Hummingbird Holdings Limited (1)	23,213,751	—	50.45%

Series A Preferred Stock

Hummingbird Holdings Limited (1)		3,092,899	30.0%

(1)	Consists of 23,123,751 shares of Common Stock and 3,092,899 shares of Series A Preferred Stock of the Company directly owned by Hummingbird Holdings Limited (“Hummingbird”), a British Virgin Islands company. Baoning Shi is the sole director and owner of Hummingbird.

On July 31, 2019, the Board approved the Transaction, and recommended that the Company’s shareholders approve the same. On July 31, 2019, Hummingbird Holdings Limited which held in the aggregate 23,213,751 shares of Common Stock and 3,092,899 shares of Series A Preferred Stock, collectively representing 80.45% of the combined voting power of our Common Stock and Preferred Stock outstanding approved the Transaction by written consent. Our Chairman and Chief Executive Officer, Mr. Baoning Shi, is the beneficial holder of all of the Company’s Common Stock and Series A Preferred Stock held by Hummingbird.

Dissenters’ Rights of Appraisal

The Nevada Revised Statutes do not provide for appraisal rights in connection with the actions described above.

Effective Date

Pursuant to Rule 14c-2 promulgated pursuant to the Exchange Act, the transfer of all the issued and outstanding capital stock of GSI BVI will not become effective until at least twenty (20) days after the date on which this Information Statement is filed with the Commission and a copy hereof has been mailed to each of our shareholders. The Company has entered into a Share Transfer Agreement (“Agreement”) to transfer all of the issued and outstanding capital stock of GSI BVI to Tianjin Shuangsi Trading Co. Limited (“Tianjin Shuangsi”) on July 31, 2019. However, the Transaction contemplated in the Agreement will not be consummated until all the closing conditions are met including the shareholders’ approval by both parties, which should be at least the 20 calendar days after distribution of this Information Statement to the Company’s stockholders. The Company anticipates that this Information Statement will be mailed or furnished to our shareholders on or about ●, 2019.  Therefore, the Company anticipates that the Transaction will be consummated on or about ●, 2019, or such later date as other closing conditions and requirements of the Transaction are satisfied.

Householding of Materials

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for information statements with respect to two or more security holders sharing the same address by delivering a single information statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address Room 803, Tower 1, Building B, Wangjing SOHO, Chaoyang District, Beijing, China 100102 or telephone at 86-10-86-64709625 .

 Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the Public Reference Section at the Securities and Exchange Commission at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information about issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement, which describes the purpose and effect of the above action.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our shareholders information required by the rules and regulations of the Securities Exchange Act of 1934.  Please carefully read this Information Statement.

By Order of the Board of Directors

/s/Baoning Shi
By: Baoning Shi
Chief Executive Officer and Chairman of the Board

Dated: August ●, 2019